EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to use in this Registration Statement on Form SB-2 of our report dated September 22, 1998 except to Note 11 as to which the date is February 26, 1999, relating to the financial statements of PSI
Industries, Inc. for the years ended December 31, 1997 and 1996, and the reference to our firm under the caption "Experts" in this Registration Statement.

                                    /S/ FELDMAN SHERB EHRLICH & CO., P.C.
                                    -------------------------------------
                                        FELDMAN SHERB EHRLICH & CO., P.C.
                                        Certified Public Accountants

New York, New York
March 5, 1999